UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010 (April 19, 2010)

MASSEY ENERGY COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7775	95-0740960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 North 4th Street, Richmond, Virginia 23219

(Address of Principal Executive Offices) (Zip Code)

(804) 788-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 19, 2010, Massey Energy Company (the “Company”) completed its previously-announced acquisition (the “Acquisition”) of Cumberland Resources Corporation and certain affiliated companies (“Cumberland”). The Company’s press release announcing the closing of the Acquisition is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company completed the Acquisition pursuant to a Purchase, Sale and Merger Agreement (the “Purchase Agreement”), dated as of March 16, 2010, among the Company, Cumberland Resources Corporation, Powell River Resources Corporation and the Sellers named therein. The purchase price paid by the Company at closing consisted of $640 million in cash, subject to working capital adjustments, and 6,519,034 shares of Company common stock. The number of shares issued was calculated by dividing $320 million by the average closing price of the Company’s common stock for the 20 trading days ending on April 16, 2010. Pursuant to the Purchase Agreement, an indirect, wholly-owned subsidiary of the Company purchased the membership interests of certain of the Cumberland limited liability company affiliates from the Sellers and each of Cumberland Resources Corporation and Powell River Resources Corporation were merged into wholly-owned subsidiaries of the Company.

In connection with the closing of the Acquisition, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with each of the Holders (as defined in the Registration Rights Agreement) who received Company common stock in the Acquisition. Pursuant to the Registration Rights Agreement, the Company has agreed to file a prospectus supplement under an existing shelf registration statement permitting the Holders to sell the shares of Company common stock such Holders received in the Acquisition. In addition, pursuant to the terms of the Registration Rights Agreement, the Company has granted such Holders a one time right to require the Company to register their shares of Company common stock on a registration statement on Form S-3, provided that the shares of Company common stock requested to be included in such registration have a fair market value of at least $50 million. The Holders who received shares of Company common stock in the Acquisition are not subject to any lock-up period with respect to the sale of such shares.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated by reference herein. The description of the Registration Rights Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement set forth on Exhibit 4.1.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

In connection with the Acquisition of Cumberland, the Company previously filed audited combined balance sheets as of December 31, 2009 and 2008 and the related combined statements of income, stockholder’s equity and members’ capital and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2009 of Cumberland Resources Corporation and Resource Development LLC and their affiliated companies (the “Cumberland Resource Group”), which are included herein as Exhibit 99.2 and incorporated by reference herein.

(b)	Pro Forma Financial Information

In connection with the Acquisition of Cumberland, the Company previously filed the unaudited pro forma condensed consolidated balance sheet as of December 31, 2009 and the related unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2009, which are included herein as Exhibit 99.3 and incorporated by reference herein.

(d)	Exhibits

Exhibit No.	Description
4.1	Registration Rights Agreement, dated April 19, 2010, between Massey Energy Company and each of the Holders named therein

99.1	Press release, dated April 19, 2010

99.2	Cumberland Resource Group audited combined balance sheets as of December 31, 2009 and 2008 and the related combined statements of income, stockholder’s equity and members’ capital and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2009 (incorporated by reference to the Company’s Current Report on Form 8-K filed on March 22, 2010)

99.3	Massey Energy Company unaudited pro forma condensed consolidated balance sheet as of December 31, 2009 and the related unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2009 (incorporated by reference to the Company’s Prospectus Supplement to the Registration Statement on Form S-3 Number 333-152776 filed on March 24, 2010)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: April 19, 2010	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Vice President and Corporate Secretary

Exhibit Index

Exhibit No.	Description
4.1	Registration Rights Agreement, dated April 19, 2010, between Massey Energy Company and each of the Holders named therein

99.1	Press release, dated April 19, 2010

99.2	Cumberland Resource Group audited combined balance sheets as of December 31, 2009 and 2008 and the related combined statements of income, stockholder’s equity and members’ capital and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2009 (incorporated by reference to the Company’s Current Report on Form 8-K filed on March 22, 2010)

99.3	Massey Energy Company unaudited pro forma condensed consolidated balance sheet as of December 31, 2009 and the related unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2009 (incorporated by reference to the Company’s Prospectus Supplement to the Registration Statement on Form S-3 Number 333-152776 filed on March 24, 2010)